Exhibit 10.1
CONNETICS CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
     Connetics Corporation, a Delaware corporation (“Connetics” or the “Corporation”), hereby grants to ___(the “Optionee”) an option to purchase ___shares of Common Stock (the “Option”) subject to the following terms and conditions of this Non-Qualified Stock Option Agreement (the “Option Agreement”):

I.	NOTICE OF STOCK OPTION GRANT

	Date of Grant	February 1, 2006

	Vesting Commencement Date	February 1, 2006

	Exercise Price per Share	$15.10

Total Number of Shares of Common

	Stock Subject to the Option (the “Shares”)	____________ Shares

Total Exercise Price

	Type of Option:	Nonstatutory Stock Option

	Term/Expiration Date:	February 1, 2016
     Vesting Schedule:
          This Option may be exercised, in whole or in part, in accordance with the following schedule:
          500 Shares will immediately vest upon date of hire. 1/8 of the Shares subject to the Option shall vest six months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.
     Termination Period:
          This Option may be exercised for (3) three months after the Optionee ceases to be a Service Provider for any reason other than death or Disability. In the event the Optionee ceases to be a Service Provider as the result of death or Disability, this Option may be exercised for (12) twelve months after the Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT
     1.     Grant of Option. The Corporation hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Notice”) attached as Part I of this Option Agreement an option (the “Option”) to purchase the number of Shares, as set forth in the Notice, at the exercise price per share set forth in the Notice (the “Exercise Price”), subject to the terms and conditions of the Notice and this Option Agreement.
          This Option is subject to and conditioned upon Optionee’s acceptance of the Option by returning to the Corporation an executed original of this Option Agreement. This Option shall be null and void and of no force and effect, unless the Optionee executes and returns to the Corporation this Option Agreement.
          This Option is granted as an inducement material to the Optionee’s entering into service with the Corporation as an Employee. The Grantee has not previously been a Service Provider of the Company or any Parent or Subsidiary of the Company.
          This Option is not intended to be an incentive stock option under Section 422 of the Code.
     2.     Exercise of Option.
           (a)     Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice and the applicable provisions of this Option Agreement.
           (b)     Method of Exercise. This Option is exercisable by delivery of an exercise notice or by such other procedure as specified from time to time by the Board, which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”). The exercise notice shall be completed by the Optionee and delivered to Connetics in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board. The exercise notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by Connetics of such fully executed exercise notice accompanied by such aggregate Exercise Price.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.      Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
               (c)     cash; or
               (d)     check; or
               (e)    consideration received by Connetics under a cashless exercise program implemented by Connetics in connection with this Option Agreement; or
               (f)     surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     4.      Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5.      No Obligation to Exercise Option. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.
     6.      No Obligation to Continue Business Relationship. The Corporation and any its’ subsidiaries are not by this Option obligated to continue to maintain a business relationship with the Optionee.
     7.      Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the terms of this Option Agreement.
     8.      Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
               (g)     Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, Connetics will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (h)      Disposition of Shares. The Optionee holds the Shares acquired upon exercise of the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
     9.      No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Shares until a stock certificate has been issued to the Optionee and is fully paid for in accordance with paragraph 3. With respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.
     10.      Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a)      Changes in Capitalization. Subject to any required action by the stockholders of Connetics, the number of shares of Common Stock covered by the Option as well as the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Connetics; provided, however, that conversion of any convertible securities of Connetics shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Option Agreement, no issuance by Connetics of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
          (b)      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Connetics, the Board shall notify the Optionee prior to the effective date of such proposed transaction. The Board in its discretion may permit the Optionee to exercise the Option prior to such transaction as to all of the Shares, including Shares as to which the Option would not otherwise be vested and exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
          (i)      Merger or Asset Sale. In the event of a merger of Connetics with or into another corporation, or the sale of substantially all of the assets of Connetics, the Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which it would not otherwise be vested and exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of time as determined by the Board, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
     11.      Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of Connetics and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by Connetics and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
     12.      NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE OF THIS AGREEMENT IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF CONNETICS (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES UNDER THIS AGREEMENT). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND THE VESTING SCHEDULE SET FORTH IN THIS AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR CONNETICS’ RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

III.	DEFINITIONS
     A.      “Applicable Laws” means the requirements relating to the administration of stock options under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Optionee may be resident.
     B.      “Board” means the Board of Directors of Connetics.
     C.      “Code” means the Internal Revenue Code of 1986, as amended.
     D.      “Common Stock” means the common stock of Connetics.
     E.      “Corporation” means Connetics Corporation, a Delaware corporation.
     F.      “Consultant” means any person, including an advisor, engaged by Connetics or a Parent or Subsidiary to render services to such entity.
     G.      “Director” means a member of the Board.
     H.      “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
     I.        “Employee” means any person, including Officers and Directors, employed by Connetics or any Parent or Subsidiary of Connetics. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by Connetics or (ii) transfers between locations of Connetics or between Connetics, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by Connetics shall be sufficient to constitute “employment” by Connetics.
     J.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     K.      “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in

The Wall Street Journal or such other source as the Board deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
     L.      “Officer” means a person who is an officer of Connetics within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     M.      “Service Provider” means an Employee, Director or Consultant.
     N.      “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     By your signature and the signature of Connetics’ representative below, you and Connetics agree that this Option is granted under and governed by the terms and conditions of the this Option Agreement. Optionee has reviewed this Option Agreement in its’ entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Option Agreement. Optionee further agrees to notify Connetics upon any change in the residence address indicated below.

OPTIONEE:	CONNETICS CORPORATION

/s/ Thomas G. Wiggans

Signature	By: Thomas G. Wiggans

Chairman of the Board & CEO

Print Name	Title

Residence Address